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                                                                    EXHIBIT 10.1
                        FIFTH AMENDMENT TO NOTE AGREEMENT


        Reference is made to the Note Agreement dated as of March 15, 1991, as amended (the "Note Agreement") between Dreyer's Grand Ice Cream, Inc. (the "Company"), and Massachusetts Mutual Life Insurance Company, Connecticut Mutual Life Insurance Company (now Massachusetts Mutual Life Insurance Company), Transamerica Life Insurance and Annuity Company, Transamerica Occidental Life Insurance Company, and MML Pension Insurance Company (now UniCare Life and Health Insurance Company, whose interest in the Notes has been sold to Massachusetts Mutual Life Insurance Company)(together, the "Holders").

        WHEREAS, the Company has requested certain revisions to the provisions of Sections 5.8 and 5.14 of the Note Agreement;

        WHEREAS, the Company represents and warrants to the Holders that, after giving effect to this Fifth Amendment, no Default or Event of Default shall be outstanding under the Note Agreement; and

        WHEREAS, the Company and the Holders are desirous of amending the Note Agreement on the terms and conditions set forth below.

        NOW THEREFORE, the Company and the Holders agree that the Note Agreement is hereby amended as follows:

1. Sections 5.8 of the Note Agreement is hereby deleted and replaced in their entirety with the following:

        "Section 5.8. Minimum Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $140,000,000 plus (b) an aggregate amount equal to 50% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year ending after December 26, 1998."

2. Section 5.14 of the Note Agreement is hereby amended (i) in subsection (a) thereof, by replacing the number "45" with the number "60" and (ii) in subsection (b) thereof, by replacing the number "90" with the number "100".

3. The capitalized terms used herein shall have the respective meanings specified in the Note Agreement unless otherwise defined herein or if the context shall otherwise require.

4. Except as amended herein, the terms and provisions of the Note Agreement are hereby ratified, confirmed and approved in all respects.

5. The effectiveness of this Amendment is expressly conditioned on the accuracy of the Company's representations and warranties set forth above.

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6. The effective date of this Fifth Amendment shall be December 25, 1998.

7. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.


ACCEPTED AND AGREED TO:


DREYER'S GRAND ICE CREAM, INC.               MASSACHUSETTS MUTUAL LIFE
                                             INSURANCE COMPANY


/s/ William C. Collett                       /s/ John B. Joyce
    --------------------------                   ----------------------------
    By:  William C. Collett                      By:  John B. Joyce
    Its: Treasurer                               Its: Managing Director

TRANSAMERICA LIFE INSURANCE                  TRANSAMERICA OCCIDENTAL
AND ANNUITY COMPANY                          LIFE INSURANCE COMPANY



/s/ John M. Casparian                        /s/ John M. Casparian
    ---------------------------                  ------------------------------
    By:  John M. Casparian                       By:   John M. Casparian
    Its: Investment Officer                      Its:  Investment Officer